Exhibit 10.4
                                 LEASE AGREEMENT
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1. Basic Provisions ("Basic Provisions").

         1.1 Parties: This Lease ("Lease"), dated for reference purposes only, July 14th, 2004 is made by and between Taormina Industries, LLC, a Delaware limited liability company ("Lessor") and World Waste of Anaheim, Inc. , a California corporation ("Lessee'), (collectively the "Parties," or individually a "Party").

         1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, located at 2740 E. Coronado Street, Anaheim, located in the County of Orange, State of California, and generally described as an approximately 30,000 SF industrial building, more particularly described on Exhibit "A" attached hereto and incorporated herein.

         1.3 Term: Ten (10) years ("Original Term") commencing July 26th, 2004 ("Commencement Date") and ending July 25th, 2014, unless terminated sooner pursuant to the terms of this Lease ("Expiration Date"). Notwithstanding anything to the contrary set forth herein, this Lease shall automatically terminate upon the expiration or termination of the "Recycle Agreement" (as defined in the Addendum). (See also Paragraph 3).

         1.4 Intentionally Deleted.

         1.5 Base Rent: $15,900 per month ("Base Rent"), payable on the 1st day of each month commencing July 26th, 2004. (See also Paragraph 4) Base Rent of $3,077.42 for the period of July 26, 2004 - July 31, 2004, shall be due and payable on July 26, 2004. |X| If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

         1.6 Base Rent and Other monies Paid Upon Execution:
             (a) Deposit: $63,600.00 Prepaid Rent, $31,800.00 Security Deposit (collectively, the "Security Deposit"). (See also Paragraph 5 and Addendum)
             (b) Total Due Upon Execution of this Lease: $95,400.00

         1.7 Agreed Use: Material Processing, in accordance with the Recycle Agreement" (See also Paragraph 6)

         1.8 Insuring Party: Lessor is the "Insuring Party". (See also Paragraph
8)

         1.9 Intentionally Deleted.

         1.10 Intentionally Deleted.

         1.11 Attachments: Attached hereto are the following, all of which constitute a part of this Lease.

         |X| Exhibit "A" - Plot plan depicting the Premises

         |X| Exhibit "B" - Recycle Agreement


                                     10.4-1

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2. Premises.

         2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.

         2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"). EXCEPT AS OTHERWISE EXPRESSLY SET FORTH
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IN THIS LEASE, LESSEE AGREES THAT NEITHER LESSOR NOR ANY AGENT OF LESSOR HAS
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MADE ANY REPRESENTATION OR WARRANTY AS TO THE SUITABILITY OF THE PREMISES FOR
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LESSEE'S USE. LESSEE AGREES THAT NEITHER LESSOR NOR LESSOR'S AGENTS HAVE MADE
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ANY REPRESENTATIONS OR PROMISES WITH RESPECT TO THE PHYSICAL CONDITION OF THE
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PREMISES OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PREMISES, AND
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NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY LESSEE BY IMPLICATION OR
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OTHERWISE. LESSEE HAS INSPECTED THE PREMISES AND IS THOROUGHLY ACQUAINTED WITH
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THEIR CONDITION, AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE,
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AGREES TO TAKE THE SAME "AS IS", AND ACKNOWLEDGES THAT THE TAKING OF POSSESSION
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OF THE PREMISES BY LESSEE SHALL BE CONCLUSIVE EVIDENCE THAT THE PREMISES AND THE
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PREMISES WERE IN GOOD AND SATISFACTORY CONDITION AT THE TIME SUCH POSSESSION WAS
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SO TAKEN.
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         2.3 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act, and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assures all responsibility therefore as the same relate to its occupancy of the Premises, and (c) neither Lessor nor Lessor's agents, have made any oral or written representations or warranties with respect to said matters, except as expressly set forth in this Lease.

3. Term.

         3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.



                                     10.4-2

         3.2 Delivery of Premises. Lessor agrees to deliver possession of the Premises to Lessee by the Commencement Date.

         3.3 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

         4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

         4.2 Payment Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States on or before the day on which it is due, without offset or deduction . Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. Payments will be applied first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent and Operating Expense increase, and any remaining amount to any other outstanding charges or costs.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a Sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent reasonably necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may


                                     10.4-3
suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use; Hazardous Substances.

         6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

         6.2 Hazardous Substances.
             (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises,is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or
(iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use or process any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable


                                     10.4-4

Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environmental against damages, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination of protective modifications (such as concrete easements) and/or increasing the Security Deposit.
             (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

             (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought on to the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought on to the Premises during the term of this Lease, by or for Lessee, or any third party.
             (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising directly out of any Hazardous Substances brought onto the Premises by or for Lessee (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee or from "escape" and like of Hazardous Substances from a previous tenant of the Premises). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
             (e) Lessor Indemnification. Lessor shall indemnify, defend and hold Lessee, its directors, agents, employees, lenders, if any, harmless from and against any and all rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising directly out of any Hazardous Substances brought onto the Premises by or for Lessor or any previous tenant of the Premises. Lessor's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release


                                     10.4-5
agreement entered into by Lessee and Lessor shall release Lessor from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessee in writing at the time of such Agreement.

         6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

         6.4 Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a material violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In the event Lessee is not in material compliance with the terms of this Lease, Lessee shall upon request reimburse Lessor for the reasonable cost of such inspection, so long as such inspection is directly related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheet (MSDS) to Lessor within 10 days of the receipt of a written request therefor.

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

         7.1 Lessee's Obligations.
             (a) In General. Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), ceilings, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in or on the Premises. Lessee is also responsible for keeping the roof and roof drainage clean and free of debris. Lessee shall keep the surface and structural elements of the roof, foundations, and bearing walls in good repair (see paragraph 7.2). Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations


                                     10.4-6
shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.
             (b) Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) clarifiers, (vi) basic utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon written notice to Lessee and the expiration of any cure period, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

             (c) Failure to Perform. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1. Lessor may enter upon the Premises after any applicable notice and cure period (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

         7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

         7.3 Utility Installations; Trade Fixtures; Alterations.
             (a) Definitions. The term "Utility Installations" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that Lessee brought onto and installed at the Premises for the operation of Lessee's business. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
             (b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Alterations and Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve purchasing, remodeling or removing the roof or any existing walls, and


                                     10.4-7
will not adversely affect the electrical, plumbing, HVAC, and/or life safety systems. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a pre condition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.
             (c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnishing or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

         7.4 Ownership; Removal; Surrender; and Restoration.
             (a) Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
             (b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consents.
             (c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and preconditions excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage


                                     10.4-8
tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Lessee shall repair any damage caused by such removal, at its expense. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

         8.1 Liability Insurance. Lessee shall obtain and keep in force a commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all goods appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "Insured contract" for the performance of Lessee's indemnity obligation under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.


         8.2 Property Insurance - Building, Improvements and Rental Value.
             (a) Building and Improvements The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a lender or included in the Base Premium), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of


                                    10.4-9

Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.
             (b) Rental Value. Lessee shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value Insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

             (c) Adjacent Premises. If the Premises are part of a larger building or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

         8.3 Lessee's Property; Business Interruption Insurance
             (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.
             (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
             (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

         8.4 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+. V. as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

                                    10.4-10

         8.5 Waiver of Subrogation Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

         8.6 Indemnity. Except for Lessor's gross negligence of willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Except for Lessee's gross negligence of willful misconduct, Lessor shall indemnify, protect, defend and hold harmless the Lessee from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the gross negligence or willful misconduct of Lessor. If any action or proceeding is brought against Lessee by reason of any of the foregoing matters, Lessor shall upon notice defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be defended or indemnified.

         8.7 Exemption of Lessor from Liability. Except in the event of Lessor's negligence, misconduct, or breach of this Lease, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Except in the event of Lessor's negligence, misconduct or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss or income or profit therefrom.

9. Damages or Destruction.
         9.1 Definitions.
             (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from


                                    10.4-11
the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
             (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
             (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
             (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
             (e) Hazardous Substance Conditions" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a) in, on, or under the Premises which requires repair, remediation, or restoration.

         9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixture, or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $15,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 30 days following receipt of written notice of such shortage and request therefor. If Lessor received said funds or adequate assurance thereof within said 30 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or
(ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any insurance shall be made available for the repairs if made by either Party.

                                    10.4-12

         9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

         9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 30 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.5. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessor, Lessee shall have the right to recover Lessee's damages from Lessor, except as provided in Paragraph 8.5.

         9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, the Lessee may preserve this lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

         9.6 Abatement of Rent; Lessee's Remedies.
             (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance. All other



                                    10.4-13
obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
             (b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue or if Lessor does not complete such work within 180 days from date of damage, Lessee may, at any time prior to the commencement of such repair or restoration (if applicable), give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

         9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

         9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. Real Property Taxes.
         10.1 Definition. As used herein, the term "Real Property Taxes" shall include any form of assessment, real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed by or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

         10.2 Taxes.
              (a) Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Premises.
              (b) Additional Improvements. Notwithstanding anything to the contrary in this Paragraph 10.2. Lessee shall pay to Lessor upon demand therefor the entirety of any increase in real Property Taxes assessed by reason of Alterations on Utility Installations placed upon the Premises by Lessee or at Lessee's request.



                                    10.4-14

         10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Tax Increase for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

         10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a proportion to be reasonably determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.
         12.1 Lessor's Consent Required.
              (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld.
              (b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a "change in the control" of Lessee shall constitute an assignment requiring consent. A "change in control" shall mean and shall be deemed to have taken place if: (i) any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") becomes the beneficial owner of shares of Lessee and/or Lessee's ultimate parent having 50% or more of the total number of votes that may be cast for the election of directors of Lessee and/or Lessee's ultimate parent (or 20% in the event such individual, entity or group is engaged in the solid waste collection, transfer and/or disposal business in competition with Lessor or Lessor's parent or subsidiaries), other than as a result of any acquisition through a bona fide sale of shares of Lessee and/or Lessee's ultimate parent to the public, or (ii) a change in the composition of the Board of Directors of Lessee and/or Lessee's ultimate parent (the "Board") such that the individuals who, as of the date of this Lease, constitute the Board (the Board as of such date shall be hereafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided however, for purposes of this Paragraph, that any individual who becomes a member of the Board subsequent to the date hereof whose election, nomination for


                                    10.4-15
election by Lessee's or Lessee's ultimate parent's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be pursuant to this proviso) shall be considered as though such individual was a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board.
              (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merge, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.
              (d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such nonapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

         12.2 Terms and Conditions Applicable to Assignment and Subletting.
              (a) Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee of the obligations of Lessee under this Lease or without such Sublessee acknowledging that its sublease is subject to this Lease (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
              (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for assessed Default or Breach.
              (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
              (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or Sublessee, without first exhausting Lessor' remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.
              (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the


                                    10.4-16
proposed assignee or Sublessee, including but not limited to the determination as to the financial and operational responsibility and appropriateness of the proposed assignee or Sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36).
              (f) Any assignee of, or Sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed (or been made subject to) and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.
              (g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or Sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2).

         12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein;
              (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the Sublessee for any failure of Lessee to perform and comply with any Lessee's obligations to such Sublessee. Lessee hereby irrevocably authorized and directs any such Sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
              (b) In the event of a Breach by Lessee, Lessor may, at its option, require Sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the Sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such Sublessee to such Sublessor or for any prior Defaults or Breaches of such Sublessor.
              (c) Any matter requiring the consent of the Sublessor under a sublease shall also require the consent of Lessor, if Lessor's consent for such matter would be required hereunder.
              (d) No Sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.
              (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the Sublessee, who shall have the right to cure the Default of Lessee within the Grace period, if any, specified in such notice. The Sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the Sublessee.

                                    10.4-17

13. Default; Breach; Remedies.

         13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, or conditions under this Lease, as well as a failure by the Lessee to comply with or perform any of the terms, covenants, obligations or conditions under the "Recycle Agreement" (as defined in Exhibit "B" attached hereto and incorporated herein). A breach is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period (provided, however, that Lessor shall not be required to provide more than three
(3) written notices of Default and a cure period in any twelve (12) month period during the Term or more than one (1) written notice of Default and a cure period in the event such Default may adversely affect Lessor's permits and approvals):
              (a) The abandonment of the Premises; or the vacating of the Premises.
              (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, where such failure continues for a period of 30 days following written notice to Lessee, or to fulfill any obligation under this Lease or the Recycle Agreement which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.
              (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts,
(iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) any document requested under Paragraph 42, (vii) material safety data sheets (MSDS), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.
              (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, other than those described in subparagraphs 13.1(a),
(b) or (c) above, where such Default continues for a period of 30 days after written notice (except in the event any such Default may adversely affect Lessor's permits or approvals for its operations, in which event the period shall be five (5) days or such shorter period of time set forth in any notice of violation from a governmental entity).
              (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. ss.101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph
(e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
              (f) The discovery that any financial statement of Lessee given to Lessor was materially false.
              (g) A Default by Lessee as to the terms, covenants, conditions or provisions of the Recycle Agreement, where such Default continues beyond any applicable notice and cure period.

                                    10.4-18

         13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within any notice and cure period provided herein (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, Insurance policies, or governmental licenses, permit or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefore. In the event of a Breach, Lessor may, with or without further notice or demand, except as otherwise required by this Paragraph, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
              (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.2 was not previously given a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
              (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Act of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.
              (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located, including any rights available to Lessor under California Civil Code section 1954.2. The expiration or termination of this Lease and/or the termination of

                                    10.4-19

Lessee's right to possession shall not relieve the Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Lessee's occupancy of the Premises.

         13.3 Intentionally Deleted.

         13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 10 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 5% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

         13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law.
Interest is payable in addition to the potential late charge provided for in Paragraph 13.4

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminates this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property

                                    10.4-20
of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefore. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker of finder in connection with this Lease, and that no one is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16. Estoppel Certificates.
              (a) Lessee (as "Responding Party") shall within 10 days after written notice from the Lessor (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
              (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be stopped from denying the truth of the facts contained in said Certificate.
              (c) If Lessor desire to finance, refinance, or sell the Premises, or any part thereof, Lessee shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser and shall be used only for the purposes herein set forth, and shall be kept confidential at all times.

17. Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.


                                    10.4-21

19. Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease and the "Recycle Agreement" (hereinafter defined) is the entire agreement between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement of understanding shall be effective.

23. Notices.
         23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.
         23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of any estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessor at or before the time of deposit of such payment, and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

                                    10.4-22

25. Intentionally Deleted.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

         30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Devices"), now or hereinafter placed upon the Premises, to any and all advances made on the security hereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

         30.2 Attornment. In the event that Lessor transfer title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall attorn to the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations hereunder, except that such new owner shall not (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent or (d) be liable for the return of any security deposit paid to any prior lessor.

                                    10.4-23

         30.3 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

         30.4 Request for Nondisturbance Agreement. With respect to each Security Device that may encumber the Premises at or after the commencement of the Term, Lessor agrees that following its receipt of a written request by Lessee, Landlord will ask the holder of the Security Device to grant to Lessee a "nondisturbance agreement" in the usual form of such holder. The term "nondisturbance agreement" as used herein shall mean, in general, an agreement that as long as Lessee is not in default under this Lease, this Lease will not be terminated if such holder acquires title to the Premises by reason of foreclosure proceedings or acceptance of a deed in lieu of foreclosure, provided that Lessee attorns to the holder in accordance with its requirements. Except for making such request, Landlord will be under no duty or obligation hereunder, nor will the failure or refusal of such holder to grant a nondisturbance agreement render Lessor liable to Lessee, or affect this Lease, in any manner. Lessee shall bear all costs and expenses, including reasonable attorneys' fees and costs, of such holder in connection with a nondisturbance agreement.

31. Attorney's Fees. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises, at any time in the case of an emergency, and otherwise at reasonable times after reasonable prior notice, for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises so long as there is no material adverse effect to Lessee's use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.


                                    10.4-24

34. Signs. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of the term hereof. Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, whenever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefore. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further contract conditions as are then reasonable with reference to the particular matter for which consent is being given.

37. Intentionally Deleted.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply:

         39.1 Definition. "Option" shall mean: the right to extend the term of this Lease.

         39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

         39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.


                                    10.4-25

         39.4 Effect of Default on Options.
              (a) Lessee shall have no right to exercise an Option: (i)during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
              (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).
              (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extent or term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof, or (ii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time to the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.

41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause their recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Force Majeure. In the event that either party hereto shall be delayed, hindered or prevented from the performance required hereunder (other than the payment of Rent) by reason of any "Force Majeure" (hereinafter defined) event, such party shall be excused for the period of time equivalent to the delay caused by such event. "Force Majeure" shall mean any event or condition having a material and adverse effect on the rights, duties and obligations of either party hereunder, or on the Premises, the design, construction, equipping, start-up, operation, ownership or possession of any or all of them, if such event or condition is beyond the reasonable control, and not the result of willful or negligent action or omission or a lack of reasonable diligence, of the party asserting the Force Majeure; provided that the contesting in good faith of any event or condition constituting a change in law shall not


                                    10.4-26
constitute or be construed as a willful or negligent action or a lack of reasonable diligence of such party. The foregoing provisions shall not be construed to require that either party observe a higher standard of conduct than required by the usual and customary standards of the industry in question, as a condition to claiming the existence of a Force Majeure. Such events or conditions constituting a Force Majeure event may include, but shall not be limited to, circumstances of the following kind: an act of God, epidemic, landslide, lightning, hurricane, earthquake, fire, explosion, storm, flood or similar occurrence, an act of war, terrorism, effects of nuclear radiation, blockade, insurrection, riot, civil disturbance or similar occurrences, strikes, lockouts, work slowdowns or stoppages, or similar labor difficulties affecting either party hereunder, or the operation of the leased Premises, or otherwise affecting or impacting the performances of either party's contractors and suppliers; or a change in law, including, without limitation, a change in California Law AB 939 which modifies or affects Lessor's obligations with respect to recycling or disposal of recyclable materials.

44. Authority; Multiple Parties; Execution.
              (a) If either party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is fully authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.
              (b) If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.
              (c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile copy of any signature hereto shall be deemed an original.

45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Other. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.



                                    10.4-27

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease is not attached to this Lease.

50. Americans with Disabilities Act. Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

51. Security Deposit. Upon execution of this Lease, Lessee shall pay Lessor prepaid rent equal to four (4) months Base Rent ($63,600.00) ("Prepaid Rent") and a security deposit equal to two (2) months Base Rent ($31,800.00) ("Security Deposit"). Except as otherwise set forth herein, eighteen (18) months following the date of this Lease, and upon the mutual agreement of both parties, the Prepaid Rent ($63,600.00) will be returned to the Lessee in one lump sum, and the Security Deposit ($31,800.00) shall be retained by Lessor.

52. Rent Increases. Base Rent shall be adjusted annually on a calendar year basis, effective January 1, 2006 (the "Adjustment Date"), by the product of the monthly Base Rent for the month prior to the Adjustment Date, multiplied by a fraction, the numerator of which shall be the Consumer Price Index ("CPI") for the month of the Adjustment Date, and the denominator shall be the CPI published for the corresponding month of the year prior to the Adjustment Date (provided that the denominator for the first adjustment shall be the CPI published for the month and year of the date of this Lease). For purposes of this Paragraph, the term CPI shall mean the "Los Angeles-Anaheim-Riverside CPI Index, All Urban Consumer", as published by the Bureau of Labor Statistics of the United States Department of Labor ("BLS") or any successor agency. In the event that the index for the most recent comparison month is not available as of any Adjustment Date, monthly Base Rent payments shall continue at the rate in effect immediately preceding the Adjustment Date until the index for such comparison month is available. On the monthly Base Rent payment date which follows the date that the index for such comparison month is available, monthly Base Rent shall be adjusted retroactively to the Adjustment Date, and any accrued monthly Base Rent shall be immediately due and payable. It is expressly agreed that the Base Rent shall not be lower than the amount set forth in Paragraph 1.5 of this Lease.

53. Extension Options. The Term of this agreement may be extended for three (3) additional periods of five (5) years each, upon the mutual written agreement of both parties, for a total potential Term of twenty-five (25) years. Notwithstanding the foregoing, Lessor shall have the unilateral right to extend the Original Term for the first (1st) five (5) year extension period, upon written notice to Lessee prior to the expiration of the Original Term.

54. Hazardous Materials. Lessor represents and warrants, to its knowledge and without investigation, that the Premises are free of Hazardous Substances. Lessee shall not dump, discharge, allow to leak, evaporate or otherwise escape onto the premises any noxious, poisonous or otherwise hazardous materials, chemicals and/or gases. Lessee agrees to be strictly liable for all liability, damage, costs (including reasonable attorneys' fees and costs) and expenses of remediation, clean up, fines, compliance costs and/or any other damages related to Lessee's use or storage of any hazardous materials on the Premises. Lessee shall not be liable under this Lease in the event the escape of Hazardous Substances are caused by Lessor.


                                   10.4-28

55. Clarification. It is understood by both Lessor and Lessee that the following has been discussed and is agreed to by both parties:
              A. Exhibit "A" notes the main entrance to the Disposal and Recycling Plant. Lessor acknowledges that there will be approximately 1,000 - 2,000 disposal trucks and public vehicles per day passing by the Premises.
              B. Lessee shall not in any way obstruct Lessor's vehicles or public vehicles from passing by or through the Premises.
              C. Lessee shall not park vehicles in any space, except for the parking spaces specifically designated for Lessee parking only, as noted on Exhibit "A". Lessee shall not be allowed at any time to park in the street.
              D. Lessee will activate the fire alarm system in Lessee's name and is responsible for all of its utilities.
              E. Lessor shall be responsible for the landscape throughout the duration of the lease.

56. Recordation. Lessee shall not record this Lease, or a memorandum thereof, without the prior written consent of Lessor, which may be withheld in Lessor's sole discretion.

57. Recycle Agreement. Lessor and Lessee are parties to that certain Waste Recycle Agreement dated June 27, 2003 (the "Recycle Agreement"). In the event of a conflict between any of the terms and provisions of this Lease, and any of the terms and provisions of the Recycle Agreement, the terms and provisions of this Lease shall prevail. It is the intent of the parties hereto that the term of the Recycle Agreement and the term of this Lease shall be coterminous. Upon the expiration or earlier termination of this Lease, the Recycle Agreement shall automatically terminate without the necessity for notice. Similarly, upon the expiration or earlier termination of the Recycle Agreement, this Lease shall automatically terminate without the necessity for notice.

58. Permits and Approvals. Lessee shall be solely responsible for obtaining all required land use approvals and permits to construct any improvements or make any alterations at the Premises, and to operate the Premises. The cost of all permits, authorizations or approvals for the use of the Premises, including without limitation all capital and maintenance expenditures associated with making the Premises suitable for the implementation of the terms of the Recycle Agreement and the Lease, shall be the sole expense of Lessee. Promptly following the date of this Lease, Lessee shall make any necessary applications and use commercially reasonable efforts to obtain any necessary permits or approvals for the construction, development, use and operation of the Premises in accordance with this Lease and the Recycle Agreement (the "Approvals"). Lessee shall provide to Lessor copies of any applications for approvals or permits, and status reports of the same, upon Lessor's request. Lessee shall not apply for any change in the land use or zoning designation of the Premises without the prior written consent of Lessor. Lessee shall provide Lessor with bi-weekly reports on the status of all permits and approvals for the Premises and the use and occupancy thereof by Lessee; provided, however, that the failure by Lessee to materially comply with the requirement of providing bi-weekly status reports shall not constitute a Breach or Default of this Lease. Lessor acknowledges that Lessor's cooperation and assistance may be requested by Lessee, and Lessor agrees to reasonably cooperate and assist Lessee in good faith, at no cost or expense to Lessor.

59. RMSW. Lessee represents and warrants that it has evaluated the waste stream to be delivered by Lessor pursuant to the Recycle Agreement, that it is familiar


                                    10.4-29
with the composition of the "RMSW" (as defined in the Recycle Agreement) that will be delivered to Lessee by Lessor at the Premises, and Lessee has determined based on its investigation and evaluation that the RMSW is acceptable and suitable to Lessee for the purposes set forth in the Recycle Agreement and this Lease.

60. Delivery of RMSW. Promptly following Lessor's receipt of the Commencement Notification, Lessor will deliver to Lessee at the Premises, 500 TPD of RMSW, or such other amount as agreed to by the parties upon reasonable notice to the other party.

         Lessor shall deliver loads of RMSW to Lessee at the Premises on a 24 hour per day, six (6) day per week basis, as reasonably requested by Lessee, but excluding Sundays and legal holidays. To the extent reasonably requested by Lessee and reasonably agreeable to Lessor, Lessor shall provide more than 500 tons of RMSW on Fridays and Saturdays, to enable Lessee to operate on Sundays. The RMSW shall be placed in a location on the Premises reasonably designated by Lessor.

         The composition of the RMSW may be adjusted as mutually agreed upon in writing by Lessor and Lessee; provided, however, that nothing contained in this Agreement shall require Lessor to sort or otherwise process the RMSW to be delivered to Lessee in a manner which is different than the normal and customary process used by Lessor in its operations which Lessee has evaluated and warranted is suitable for purposes of the Recycle Agreement and this Lease.

         Payment of net tipping fees, as required under the Recycle Agreement, shall be made to Lessee in U.S. Dollars as per the reasonable direction of Lessee. Terms of payment shall be net 30 days following Lessee's invoice date. All amounts which are not paid by Lessor as and when due and payable shall be subject to a late charge equal 1.5 (1.5%) percent per month (or if less, the maximum allowed by applicable law).

61. Use of Premises. Lessor will have final approval over the plans and specifications for the construction, use and occupancy of the Premises by Lessee. Such approval may include the attachment of conditions to the operation of the Premises which govern, without limitation, how vehicles enter and exit the Premises, how "WWA Residual" (as defined in the Recycle Agreement) is picked up/loaded, the exterior appearance of the Premises, and all regulatory compliance issues.

62. Duties and Obligations of Lessee. Within sixty (60) days following the date of this Lease, Lessee shall deliver to Lessor for its review and approval, plans and specifications for any alterations or improvements to the Premises which will be made by Lessee. Lessor will review such plans and specifications within fifteen (15) days following the date of receipt of complete copies thereof, and provide its approval, rejection or suggested modifications to the plans and specifications provided by Lessee. Lessor shall have the right to attach reasonable conditions to the approval of such plans and specifications.

         Within two hundred forty (240) days following the date of this Lease (the "Permitting and Construction Period"), Lessee shall have (a) obtained all necessary Approvals for the construction, alteration, use and occupancy of the Premises, and (b) completed any alterations or improvements to the Premises. Upon Lessee's completion of items (a) and (b) above, Lessee shall send to Lessor


                                    10.4-30
written notification that Lessee has satisfied items (a) and (b), and is ready and able to begin accepting RMSW at the Premises in accordance with the Recycle Agreement and this Lease (the "Commencement Notification"). In the event Lessee does not deliver to Lessor the Commencement Notification on or before the expiration of the Permitting and Construction Period, then Lessor shall have the right, but not the obligation, to terminate this Lease and the Recycle Agreement upon written notice to Lessee, delivered prior to the date Lessor receives a Commencement Notification.

         Lessee shall accept and process during the Term of this Lease and the Recycle Agreement the RMSW delivered to the Premises from Lessor, in the amounts set forth above. Lessor shall not allow any RMSW to accumulate at the Premises, and shall process such amounts as the same are received. In the event Lessee fails to process the amount of RMSW delivered to the Premises by Lessor, as required by this Lease and the Recycle Agreement, and Lessor is required to retrieve such amounts, then Lessee shall be responsible for any costs or expenses incurred by Lessor in connection therewith, including, without limitation, any fees, costs or expenses to retrieve, load and transfer (and in any event to exclude disposal cost) the RMSW previously delivered to the Premises which remains unprocessed. In the event Lessee fails accept and process the RMSW as required by this Lease and the Recycle Agreement, or fails to reimburse such costs and expenses to Lessor following any written notice and cure period provided below, Lessor shall have the right, in addition to any other remedy available to Lessor hereunder, to either (a) terminate this Lease and the Recycle Agreement (in which event Lessor shall have the right to keep any Prepaid Rent or Security Deposit), (b) suspend the delivery of RMSW to Lessee until such time as Lessor deems it appropriate to continue, or (c) offset any such costs and expenses incurred by Lessor from any payments due to Lessee from Lessor hereunder.

         Lessee shall store any large or bulky items inadvertently delivered in the RMSW by Lessor which cannot be processed, on the Premises in a location and manner reasonably acceptable to Lessor, until such materials can be removed by Lessor.

63. Compliance. If Lessor determines that Lessee's operations are not in compliance with any applicable law or regulation, or determines that Lessee's continued operations would place or threaten to place Lessor's operations in non-compliance with its permits and approvals, and such failure is not remedied within any notice and cure period provided below, then Lessor may either (a) terminate this Lease and the Recycle Agreement upon written notice to Lessee, or
(b) temporarily suspend delivery of RMSW to Lessee until such time as Lessor determines that the non-compliance or potential non-compliance issue has been addressed to Lessor's satisfaction.

64. Intentionally Deleted.

65. Additional Facility. Subject always to the satisfaction of each of the conditions set forth in this Paragraph, and provided that Lessee is not in default or breach of this Lease or the Recycle Agreement, and Lessor and Lessee acknowledge a mutual desire to expand the relationship between the parties, to an additional facility located in Orange County, California which is capable of accepting and processing up to 2,000 TPD of Lessor's RMSW (the "Additional Facility"). In the event Lessee locates a new facility in Orange County, California, which is suitable for the Additional Facility, Lessee shall notify


                                    10.4-31

Lessor and provide to Lessor all relevant information regarding the location of the site, and the proposed design of the Additional Facility. The location of the Additional Facility must be in Orange County, California, and the site shall be reasonably acceptable to Lessor. Following the approval of the site by Lessor, Lessor and Lessee shall undertake the negotiation of a new agreement for the Additional Facility, on terms which are acceptable to both parties. The term of such agreement shall be a declining term, equal to (x) ten (10) years, less
(y) the number of years expired under this Lease. For example, if the new agreement is executed by the parties two (2) years from the date of this Lease, the term of such new agreement shall be eight (8) years. In the event the site is acceptable to Lessor, and the parties have executed a new agreement for the Additional Facility on terms which are acceptable to each party, Lessee shall locate, design and construct the new facility for the acceptance and processing of Lessor's RMSW.

66. Notices. Any notice to the parties required or permitted under this Lease or the Recycle Agreement shall be given in writing and may be delivered in person (by hand or by courier) or may be sent by certified mail or reputable overnight courier, to the following addresses:

         If to TI:         Taormina Industries, LLC

                           1131 North Blue Gum Street

                           Anaheim, CA  92806

                           Attn:  Thomas Vogt, President


         With a copy to:   Republic Services, Inc.

                           110 S.E. 6th Street, 28th Floor

                           Ft. Lauderdale, FL 33301

                           Attn:  General Counsel


         If to WWA:        World Waste of Anaheim

                           13520 Evening Creek Drive, Suite 130

                           San Diego, CA  92128

                           Attn:  Thomas L. Collins, CEO


Notices sent by certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of same to the courier.




                                    10.4-32

67. Inventory. Lessee shall promptly remove from the Premises all material resulting from the processing of RMSW in accordance with the Recycle Agreement and this Lease that is suitable for beneficial reuse (the "Wet Lap"). Lessee shall not store or retain inventory volumes of Wet Lap on the Premises which exceeds the results from five (5) business days processing activities. Title to all Wet Lap shall be transferred by Lessee to third parties for beneficial reuse, as evidenced by a report delivered to Lessor by Lessee on a quarterly basis during the Term.

68. Default by Lessee or Lessor under the Recycle Agreement. A "default" under the Recycle Agreement is defined as a failure by either party to comply with or perform any of the terms, covenants, conditions or obligations under the Recycle Agreement, which default continues for a period of thirty (30) days following written notice (except in the event any such default may adversely affect Lessor's permits or approvals for its operations, in which case the notice and cure period shall be five (5) days or such shorter period of time set forth in any notice of violation from a governmental entity)). Notwithstanding the foregoing, neither party shall be required to provide more than three (3) written notices of default and a cure period in any twelve (12) month period (or more than one (1) written notice of default and a cure period in any twelve (12) month period in the event any such default may adversely affect Lessor's permits and approvals).

         In the event of a default by Lessee, Lessor shall have any or all of the following remedies:

         (a) terminate the Recycle Agreement and this Lease upon written notice to Lessee;

         (b) perform such duty or obligation on Lessee's behalf, whereupon Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon the receipt of an invoice therefore (failing which Lessor shall have the right to offset such unpaid amount from any amounts payable to Lessee under this Lease or the Recycle Agreement);

         (c) withhold performance under this Lease or the Recycle Agreement until such time as the default by Lessee has been cured; or

         (d) pursue any other remedy now or hereafter available under the laws or judicial decisions of the State of California.

         In the event of a default by Lessor, Lessee shall have the right to either (a) terminate this Lease and the Recycle Agreement, (b) pursue any other remedy now or hereafter available under the laws of the State of California, or
(c) withhold performance under this Lease or the Recycle Agreement until such time as the default by Lessor has been cured; provided, however that the remedy set forth in item (c) shall only be available to Lessee in connection with a default by Lessor relating to the non-payment of any amounts due to Lessee under this Lease or the Recycle Agreement, which non-payment does not relate to a claim of default by Lessor against amounts owed to Lessee under this Lease or the Recycle Agreement.

69. Termination Right. If, during the first eighteen (18) months following the date of this Lease, Lessee reasonably determines that it is unable to continue the project in accordance with this Lease and the Recycle Agreement, and


                                    10.4-33
provided that Lessee is not then in default under this Lease or the Recycle Agreement, Lessee shall have the right to terminate this Lease and the Recycle Agreement upon written notice to Lessor, provided such notice is received by Lessor on or before the last day of the eighteenth (18th) month following the date of this Lease. Upon receipt of Lessee's notice, this Lease and the Recycle Agreement shall terminate, provided, however, that Lessor shall retain the Security Deposit as consideration for the agreement to allow Lessee to terminate. In the event Lessee fails to deliver the written notice to Lessor as set forth herein, Lessee's right to terminate this Lease and the Recycle Agreement pursuant to this Paragraph 69 shall be deemed waived by Lessee.

70. Confidentiality and Proprietary Information.

         70.1 The parties hereto acknowledge that, in the course of performing their respective duties under this Lease and the Recycle Agreement, they may obtain information relating to the other party which is of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, without limitation, the terms of the Recycle Agreement, trade secrets, know-how, inventions, techniques, processes, programs, algorithms, schematics, data, solid waste pricing, materials recovery processing, information, routing information, customer lists, financial information and sales and marketing plans. Each party an d its employees and agents shall, at all times, both during the terms of this Lease and the Recycle Agreement and after their termination, keep in trust and confidence all such Proprietary Information, and shall not use such Proprietary Information other than as reasonably required in the course of their duties as expressly provided in this Lease or the Recycle Agreement ("Permitted Us"); nor shall either party or its employees or agents disclose any such Proprietary Information to any person or entity without the Discloser's (as defined herein) prior written consent. The recipient of any Proprietary Information ("Recipient") acknowledges that any such Proprietary Information received shall be received as a fiduciary of the disclosing party ("Discloser"). Recipient shall not be bound by this Paragraph 70 with respect to information Recipient can document (a) is or becomes generally known to the public through no fault or breach of this Lease or the Recycle Agreement by the Recipient; (b) is known to the Recipient at the time of disclosure without an obligation of confidentiality; (c) is independently developed by the Recipient without access to or use of the Discloser's Proprietary Information; or (d) is disclosed with the prior written approval of the Discloser.

         70.2 Notwithstanding the foregoing, each party may disclose Proprietary Information of the other party under the following limited circumstances: (a) as required by law; (b) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the disclosing party gives at least ten (10) court days prior written notice to the other party, or immediate notice if the period to respond to such order or requirement is less than 21 calendar days by means of facsimile transmission, electronic mail or other expedited delivery to allow the other party to contest such order or requirement with the prior written consent of the other party; and (d) as required by or deemed advisable in connection with under state and federal securities laws.

         70.3 Notwithstanding anything contrary in this Lease or in the Recycle Agreement, no license or other right is granted, either directly or indirectly, by implication, estoppel or otherwise, to either party with respect to any



                                    10.4-34
patents or patent applications, trademarks, copyrights, trade secrets, computer programs, know-how, processes, mask works or other intellectual property rights of the other party.

         70.4 Neither party shall reverse assemble, decompile, reverse engineer or otherwise attempt to derive the underlying trade secrets, ideas, algorithms, processes, structure or organization from the other's Proprietary Information or from any other information of the other party's.

71. Non-Competition and Right of First Refusal for Co-Ownership of Future Projects. Lessor and Lessee agree that notwithstanding anything to the contrary set forth in this Lease and the Recycle Agreement, the provisions of Paragraph
I. of the Recycle Agreement shall survive any termination of this Lease or the Recycle Agreement, until the expiration of the then-existing Term of this Lease. For example only, if this Lease and the Recycle Agreement is terminated by Lessee on the twelfth (12th) month following the date of this Lease pursuant to Paragraph 69 of this Lease, then the provisions of Paragraph I. of the Recycle Agreement shall survive such termination and be applicable during the remaining nine (9) years of the Original Term of this Lease.

72. Rent Deferral. The parties agree to waive the "Rent Deferral" as described in Paragraph C. of the Recycle Agreement.

73. Conflict In the event of a conflict between the terms and provisions of the Lease, and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall prevail.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.


By LESSOR:                            By LESSEE:
Taormina Industries, LLC              World Waste of Anaheim, Inc.


By:__________________________________ By:_______________________________________
Name Printed:________________________ Name Printed:_____________________________
Title:_______________________________ Title:____________________________________
Date:________________________________ Date:_____________________________________











                                    10.4-35